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EXHIBIT 10.2

                          PLEDGE AND SECURITY AGREEMENT

         AGREEMENT dated November 27, 2002, by and between Advanced Technology Industries, Inc. ("ATI"), a Delaware corporation (and all its subsidiaries, including but not limited to Reseal Ltd. and Cetoni GMBH), LTD Network ("LTDN"), a Delaware corporation, and Cascone, Cole & Collyer as Pledge Holder ("CCC" or "Pledge Holder").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, on October 16, 2002 ATI and LTDN entered into a letter of intent, which was later amended on November 27, 2002, whereby LTDN would acquire controlling interest in ATI through a reverse merger or otherwise (the "Acquisition");

         WHEREAS, in the amended letter of intent, the parties seek to negotiate and execute a definitive acquisition/merger agreement to consummate the Acquisition;

         WHEREAS, the amended letter of intent and a secured promissory note as an exhibit to such letter provide for preliminary loans from LTDN to ATI prior to the closing of the Acquisition;

         WHEREAS, from November 1, 2002 to November 22, 2002, pursuant to such Notes LTDN has advanced up to $200,000 as a loan and such loan is secured by certain ATI's patents under the terms of the executed notes; and

         WHEREAS, LTDN may advance other installments to ATI under such notes which shall also be secured by other ATI patents and shares of ATI common stock to be issued to LTDN;

         NOW, THEREFORE, in consideration of the premises and the agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.       PLEDGE.

         (a) To secure the installments of $200,000 already lent by LTDN to ATI and up to an additional $300,000 of installments that may be so lent, ATI herewith deposits with CCC, and CCC acknowledges receipt of any and all list of patents attached hereto, patents and patent applications pertaining to its Star Can Patents issued or to be issued in its name or that of its subsidiaries, either Reseal Ltd. and/or Cetoni GMBH in any and all jurisdictions (together called either the Star Patents or as part of a total package referred to as "All ATI Patents" whatever the case may be). The Star Patents are accompanied by executed assignments in the form of Exhibit A hereto or otherwise. This Agreement may be immediately filed with the U.S. Patent Office, patent offices of other countries and other governmental entities necessary to perfect LTDN's security interests in such patents. ATI shall promptly cooperate with LTDN to prepare, execute and file whatever documents are necessary to perfect LTDN's security interests to all ATI Patents when and if requested by LTDN.

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         (b)      In the event that LTDN advances other installments to ATI in excess of the $500,000 referred to above and in order to secure them, ATI shall deposit with CCC, and CCC, in turn, will acknowledge receipt of a list of certain other patents held by ATI, its patent applications and patents (together called "Other ATI Patents" or as part of a total package referred to as "All ATI Patents," whatever the case may be) and the certificates representing a certain number of shares of the Common Stock to be issued by ATI to LTDN (together with any certificates, options or rights received pursuant to
                  Section 1(d), the "Pledged Stock"). The Other ATI Patents will be accompanied by executed assignments in the form of Exhibit A hereto.

         (c) ATI pledges to LTDN, and grants and transfers to LTDN a first priority security interest in the Star Patents, and shall pledge to LTDN and grant and transfer a first priority security interest in the Other ATI Patents and the Pledged Stock, upon further advances of funds above a total of $500,000 from LTDN, if any, as collateral security for the full and timely payment when due to LTDN, of all principal and interest from time to time due and owing in accordance with the terms of the Notes (the "Note Obligations").

         (d) The Pledge Holder hereby accepts delivery of the documents pertaining to the Star Patents referred to above and shall accept delivery of the documents pertaining to the Other ATI Patents and the Pledged Stock referred to above when and if further advances of funds by LTDN are made and shall hold All ATI Patents and/or the Pledged Stock pursuant to this Agreement. If, while this Agreement is in effect, the owner of the Pledge Shares becomes entitled to receive or receives any stock certificate (including, without limitation, any certificate representing a stock dividend or a security issued in connection with any reclassification, increase or reduction of capital, or issued in connection with any merger, consolidation or reorganization), option or rights representing or with respect to the Pledged Stock or any other capital stock of the Company, whether as an addition to, in substitution of, or in exchange for any shares of any Pledged Stock, ATI shall deliver the same forthwith to the Pledge Holder, to be held by the Pledge Holder on behalf of and for LTDN, subject to the terms of this Agreement, as additional collateral security for the Note Obligations.

         (e) LTDN shall grant to the Pledge Holder and the Pledge Holder's successors and assigns hereunder its irrevocable proxy to vote the Pledged Stock as required by, and subject to the limitations set forth in, Section 4, following a Pledge Default (as hereinafter defined). Such proxy is coupled with an interest. LTDN shall execute and deliver to the Pledge Holder such further transfers, stock powers, assurances, irrevocable proxies and agreements as the Pledge Holder shall reasonably request in connection with his duties hereunder. LTDN shall take such actions and execute and deliver such

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                  documents as may be reasonably requested by the Pledge Holder or otherwise necessary or appropriate to carry out the purposes of this Agreement. The Pledge Holder shall be under no obligation to make any such request.

         (f) ATI hereby represents, warrants and covenants that except for the pledge and security interest granted and transferred, or to be granted and transferred, hereby, it and LTDN have, and will have, while on deposit hereunder, good title to All ATI Patents and the Pledged Stock, free and clear of all liens superior to or PARI PASSU with the pledge and security interest granted and transferred hereby, other than liens for taxes not delinquent or being contested in good faith or similar inchoate liens on ATI's assets generally. ATI shall not sell, assign, transfer, exchange or otherwise dispose of All ATI Patents or the Pledged Stock unless the loans made to ATI by LTDN have been repaid in full, including all accrued interest, or the terms of this Agreement have been otherwise fulfilled. However, in the ordinary course of business, ATI may license any or All ATI Patents and collect royalties or licensing fees in this regard with the prior written approval of LTDN.

         (g) In the event that LTDN fails to furnish a total of Five Hundred Thousand Dollars ($500,000) by January 30, 2002 to ATI as advances pursuant to the secured promissory notes, then LTDN loses and waives its rights to the security involving the Star Patents, and such patents shall be returned to ATI by the Pledge Holder within twenty one (21) days of written notice to it of LTDN's failure to so fund ATI. In the event that LTDN fails to furnish a total of Five Million Dollars ($5,000,000) to ATI required by the amended letter of intent dated October 16, 2002 and November 27, 2002, respectively and under the subsequent formal agreement contemplated by the parties or in the event that LTDN voluntarily decides not to proceed with or consummate the Acquisition, then LTDN waives and loses its rights to All ATI Patents then pledged and secured hereunder and is allowed to substitute a certain number of shares of ATI common stock of equal value, all to be determined by the parties hereto as security hereunder and pursuant to the secured promissory notes. None of these waivers, losses or changes and substitution of security hereunder shall become effective if ATI is in default or has breached any material terms, conditions or obligations under the secured promissory notes, the amended letter of intent or the subsequent formal agreement with regard to the Acquisition or if ATI has chosen or opted not to proceed with or consummate such transaction of its own accord. The Pledge Holder shall return such patents to ATI, and ATI shall substitute such shares of its common stock for such patents within twenty one (21) days of the failure of LTDN to perform as herein provided, and this exchange of security shall be deemed ATI's sole and exclusive remedy against LTDN for such conduct.

         (h) Upon further loan advances in excess of the initial $500,000, LTDN and ATI shall identify and determine in writing on each occasion the combination of Other Patents and/or the number of ATI shares of common stock to be pledged hereunder as security for the corresponding promissory notes to be executed by ATI.

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         2.       DIVIDEND, VOTING AND OTHER RIGHTS; TERMINATION.

         (a) Subject to the taking by the Pledge Holder of any Authorized Pledge Holder Action (as hereinafter defined) required to be taken by the Pledge Holder pursuant to Section 4, LTDN shall have all rights of a shareholder with respect to the Pledged Stock, including without limitation the right to vote the Pledged Stock and to receive dividends thereon, subject, however, to Section 1(d) hereof and to any limitations to be contained in the definitive merger or acquisition agreement between ATI and LTDN.

         (b) Upon payment in full of all outstanding Notes or consummation of the merger and acquisition between ATI and LTDN, the pledge and security interest granted and transferred by this Agreement shall automatically terminate and ATI shall be entitled to the prompt return of All ATI Patents and the Pledged Stock. Subject to Section 4, the Pledge Holder shall deliver the Pledged Stock and the ATI Patents to ATI following receipt of a written notice from them to the effect that the Notes have been paid in full or that such merger or acquisition has been consummated and directing the Pledge Holder to deliver all the Pledged Stock to ATI.

         3. PLEDGE DEFAULT. "Pledge Default" as used in this Agreement shall mean the failure of the parties to close the Acquisition as a result of ATI's failure to proceed with the Acquisition or breach of its obligations owed LTDN under the amended letter of intent or the subsequent formal agreement contemplated between the parties, or the failure of ATI to pay the Notes following the occurrence of any Event of Default under and as defined in the Notes and the declaration by LTDN of all outstanding obligations thereunder to be due and payable with respect to such Event of Default in accordance with the terms and conditions of the Notes. For a Pledge Default to exist prior to the consummation of the Acquisition, LTDN, at the time thereof, has to have stood ready, willing and able to proceed with, or to consummate, the Acquisition but for the Pledge Default.

         4.       ACTIONS OF LTDN WITH RESPECT TO THE ATI PATENTS AND THE
                  PLEDGED STOCK.

         (a) If a Pledge Default shall occur and so long as such Pledge Default is continuing, LTDN may give a written notice to the Pledge Holder and ATI reciting that a Pledge Default has occurred and is continuing (a "Default Notice"), directing the Pledge Holder:

                  (i) to vote the Pledged Stock in the manner prescribed therein, or execute such proxies or other instruments provided therein to enable LTDN to vote the Pledged Stock, and/or
                  (ii) to exercise on behalf of LTDN any remedies contemplated by Section 5.

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         (b)      In the event that the Pledge Holder receives a Default Notice from LTDN pursuant to Section 4(a) or a notice from ATI pursuant to Section 2(b) (the party giving such notice being hereinafter referred to as the "Demanding Party"), in either case directing the Pledge Holder to vote, make some disposition of or take some other action with respect to All ATI Patents and/or the Pledged Stock, but only one or more of the actions expressly contemplated by Section 2(b) or 4(a), as applicable (any such notice being hereinafter referred to as an "Disposition Notice" and any such action or actions being hereinafter referred to as an "Authorized Pledge Holder Action"), the Pledge Holder shall give prompt written notice of receipt of such Disposition Notice to LTDN and ATI, as the case may be (the "Non-Demanding Party"), accompanied by a copy of such Disposition Notice. Except as contemplated by Section 4(d), the Non-Demanding Party shall have the right to object to the proposed Authorized Pledge Holder Action set forth in the Disposition Notice, but only on the grounds that the Demanding Party is not entitled under this Agreement to the Authorized Pledge Holder Action requested, by giving the Pledge Holder written notice of such objection setting forth the grounds therefor (an "Objection Notice") within 15 days after the giving of the Pledge Holder's notice under this clause, but not thereafter, time being of the essence for purposes of the foregoing time limitation. Upon timely receipt of such an Objection Notice, the Pledge Holder shall promptly give notice of such objection, including a copy thereof, to the Demanding Party, and Section 4(c) shall be applicable. If the Pledge Holder does not receive an Objection Notice within such 15-day notice period, time being of the essence for purposes of the foregoing time limitation, or if the Pledge Holder at any time following the giving of a Disposition Notice and so long as the same has not been withdrawn by the Demanding Party receives the written authorization of the Non-Demanding Party to comply with the Disposition Notice, the Pledge Holder shall promptly thereafter carry out the Authorized Pledge Holder Action set forth in the Disposition Notice.

         (c) If the Pledge Holder receives a timely Objection Notice as provided for in Section 4(b), the Pledge Holder shall continue to hold All ATI Patents and/or the Pledged Stock until one of the following occurs: (i) the Pledge Holder receives the written authorization of the Non-Demanding Party to carry out the Authorized Pledge Holder Action set forth in the Disposition Notice, in which case the Pledge Holder shall promptly thereafter carry out the Authorized Pledge Holder Action so set forth; (ii) the Pledge Holder receives written notice from LTDN and ATI jointly directing that the Pledge Holder take an Authorized Pledge Holder Action with respect to All ATI Patents and/or the Pledged Stock or make some other disposition of the Pledged Stock, in which case Pledge Holder shall promptly thereafter comply with such direction; (iii) arbitration or litigation arises between ATI and LTDN with respect to the disposition of All ATI Patents and/or the Pledged Stock, in which event the Pledge Holder may deposit

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                  the ATI Patents and/or the Pledged Stock with the arbitral panel or court in which such arbitration or litigation is pending and shall in any event dispose of the ATI Patents and/or the Pledged Stock only as directed pursuant to a final judgment entered on an arbitral award or of a court of competent jurisdiction, after expiration of any applicable appeal periods; or (iv) the Pledge Holder takes such affirmative steps as the Pledge Holder elects in order to terminate Pledge Holder's duties hereunder, as contemplated by
                  Section 6(b) and/or 6(g).

         (d) Notwithstanding Sections 4(b) and 4(c), in the event that (i) any LTDN Notice relates to the failure of ATI to timely pay any regularly scheduled installment of principal and interest under the Notes, or any portion thereof in excess of $5,000;
                  (ii) the Pledge Holder determines that such installment or any portion thereof in excess of $5,000, has not been paid when due; and (iii) the Pledge Holder has not received and, within 15 days after the giving of such Notice, time being of the essence for purposes of the foregoing time limitation, does not receive, singly or in combination, (A) evidence that such installment or portion thereof has been paid in full; (B) a copy of the written agreement of LTDN, authorizing ATI to withhold the amount unpaid under the Notes; or (C) a notarized executed statement by LTDN that the merger with or acquisition of ATI has been consummated, the Pledge Holder shall promptly thereafter carry out the Pledge Holder Action set forth in such Notice. In the event that the Pledge Holder receives, singly or in combination, the items referred to in (A) through
                  (C) above on or before such 15th day, time being of the essence for purposes of the foregoing time limitation, the Notice referred to above shall be void and the Pledge Holder shall not take any action requested therein.

         (e) In connection with any Disposition Notice given to the Pledge Holder, whether by ATI pursuant to Section 2(b) or by LTDN pursuant to Section 4(a) or Section 4(d), the Pledge Holder shall not take any Authorized Pledge Holder Action requested therein until all relevant notice and/or appeal periods contemplated by this Section 4 have expired and until expressly required to do so by the applicable provisions of this Section 4. In addition, in connection with any such Disposition Notice, the Pledge Holder shall not be required to take any action other than an Authorized Pledge Holder Action, i.e., in the case of a Disposition Notice from ATI pursuant to
                  Section 2(b), to deliver any ATI Patents to ATI or the Pledged Stock to ATI, or in the case of such Notice pursuant to
                  Section 4(a) or Section 4(d), to vote the Pledged Stock or to execute and deliver proxies and other instruments as contemplated by Section 4(a)(i) and/or to dispose of the Pledged Stock as contemplated by Sections 4(a)(ii) and 5, and in each case only as expressly requested by such Notice.

         (f) In the event that the Pledge Holder receives at any time the joint written notice of ATI and LTDN directing the Pledge Holder to take any action with respect to the ATI Patents or the Pledged Stock, the Pledge Holder shall promptly comply with such request; provided, that in connection therewith, the Pledge Holder shall not be required to take any action other than (i) an Authorized Pledge Holder Action or (ii) delivery of All ATI Patents and the Pledged Stock to the person or persons specified in such notice.

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         (g)      Each LTDN Notice, and each action taken by the Pledge Holder in accordance with this Agreement, shall be binding on LTDN, except as otherwise agreed between ATI and LTDN with respect to LTDN's rights hereunder.

         5.       REMEDIES.

         (a) So long as a Pledge Default is continuing, LTDN shall have the right, by giving its Notice delivered to the Pledge Holder, to direct the Pledge Holder to sell, assign and deliver all or any part of the ATI Patents or the Pledged Stock, and all right, title and interest therein, for its own benefit, free of any right of redemption after sale, for cash, upon credit or for future delivery, on the terms and subject to the conditions hereinafter set forth, and to exercise any other remedy with respect to All ATI Patents and the Pledged Stock which is granted to a secured party under the Uniform Commercial Code of New York. If any of the ATI Patents and the Pledged Stock are sold upon credit or for future delivery, neither the Pledge Holder, nor LTDN shall be liable for the failure of the buyer to purchase or to pay for the same and, in the event of any such failure, LTDN may direct the Pledge Holder to resell such ATI Patents or the Pledged Stock, and may retain a security interest in any of the ATI Patents or the Pledged Stock in connection with any such sale or resale. In connection with any such sale, the Pledge Holder shall have the right, for and in the name, place and stead of ATI to execute and deliver to the appropriate persons endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the ATI Patents and/or the Pledged Stock. All sales of the ATI Patents and/or the Pledged Stock by the Pledge Holder pursuant to this Agreement shall be conducted in a commercially reasonable manner.

         (b) In the case of all sales, public or private, of any ATI Patents or the Pledged Stock, ATI shall be liable for all costs and expenses reasonably incurred for sale or delivery, including brokers' and attorneys' fees and disbursements, and after deducting such costs and expenses from the proceeds of sale, the Pledge Holder shall apply any residue to the payment of the Note Obligations. The balance, if any, remaining after payment in full of the Notes shall be paid to ATI. ATI shall remain liable for any deficiencies.

         (c) The Pledge Holder shall give ATI at least ten business days' prior notice of the time and place of any public or private sale, which notice shall be deemed reasonable. All other demands, advertisements and notices are hereby waived. Upon each private sale of any or all of the ATI Patents and/or the Pledged Stock and upon each public sale, LTDN may themselves purchase all or any of the ATI Patents or the Pledged Stock being sold, free from any equity in the ATI Patents or the Pledged Stock or right of redemption after sale.

         (d) ATI recognizes that the Pledge Holder may be unable to effect a public sale of all or part of the Pledged Stock by reason of certain prohibitions contained in the Securities Act of 1933, as amended, but may be compelled to resort to one or more

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                  private sales to a restricted group of buyers who will be
                  obligated to agree, among other things, to acquire such Pledged Stock for their own account, for investment and not with a view to or in connection with the distribution thereof. ATI acknowledges that private sales so made may be at prices and on other terms less favorable to him and LTDN than if such Pledged Stock were sold at public sales.

         6. CONCERNING PLEDGE HOLDER. The acceptance by the Pledge Holder of its duties under this Agreement is subject to the following terms and conditions, which shall govern and control with respect to the Pledge Holder's rights, duties, liabilities and immunities:

         (a) The obligations of the Pledge Holder shall be determined in accordance with this Agreement and the Pledge Holder shall have no duties or obligations other than those expressly provided for in this Agreement or in any other agreement involving the parties hereto to which the Pledge Holder is a party. This Agreement shall not be deemed to create a fiduciary relationship between the parties hereto under state or federal law. The Pledge Holder shall not be responsible in any manner for the validity or sufficiency of any property delivered hereunder, or for the value or collectability of any note, check or other instrument so delivered, or for any representations made or obligations assumed by any party other than the Pledge Holder. Nothing herein contained shall be deemed to obligate the Pledge Holder to deliver any cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by the Pledge Holder pursuant to this Agreement. The Pledge Holder shall not be liable for any action taken or omitted hereunder except in the case of its gross negligence or willful misconduct, nor shall it be liable for the default or misconduct of any employee, agent or attorney appointed by it who shall have been selected with reasonable care, except to the extent that such liability is covered by fidelity or similar insurance. The Pledge Holder shall not be liable for damage resulting from the acts or omissions or failures to perform of any third party, including the failure of any means of communication, the closing of or other unavailability of a bank or trust company, loss of any document in the mails, or the failure of any delivery service to deliver as instructed.

(b) In the event that the Pledge Holder shall be uncertain as to its duties or rights hereunder or shall receive instructions which in its opinion are in conflict with any provisions of this Agreement, it shall be entitled to hold All ATI Patents and/or the Pledged Stock pending the resolution of any such controversy by arbitration as contemplated by Section 14 and a final judgment entered by a court of a competent jurisdiction on any resulting award, after expiration of all relevant periods for appeal; or the Pledge Holder, at its option, may commence an arbitration pursuant to Section 14 to which the parties hereto are joined with respect to the proper deposition of All ATI Patents and/or the Pledged Stock, and may abide by the result of any final judgment entered by a court of a competent jurisdiction on any resulting arbitral award, after expiration of all relevant periods for appeal.

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         (c)      The Pledge Holder may assume, and shall be fully protected in assuming, that any certificate, document, instrument or communication received by it under this Agreement and believed by it to be genuine is from the party purporting to send it and is genuine in all respects and does not violate any law or administrative rule or regulation and that any person giving such communication has been duly authorized to do so.

         (d) The compensation to which the Pledge Holder is entitled shall be paid by LTDN in accordance with its normal time charges. The Pledge Holder shall have a lien against any funds or properties in its possession of which LTDN are the sole beneficial owners, including any funds received by it on its capacity as Pledge Holder, for the unpaid amount of any compensation due it and, in its discretion, it may withdraw the same from such funds or properties. The Pledge Holder shall notify LTDN of any such withdrawal, but failure to give such notice shall not invalidate the exercise by the Pledge Holder of its rights hereunder.

         (e) The Pledge Holder may consult legal counsel and other professional advisors who may, but need not, be its counsel or advisor, or counsel or advisor to any party having interest in or connection with All ATI Patents and/or the Pledged Stock, with respect to the meaning and construction of this Agreement or its powers, obligations, and conduct hereunder. The Pledge Holder shall be entitled to reasonable reimbursement for such legal counsel's and other professional advisors' fees. The Pledge Holder shall not be liable for the consequences of, and shall be fully protected in acting pursuant to or relying upon, the advice of such legal counsel or advisors.

         (f) In the event a claim is asserted by any person or persons against the Pledge Holder, its partners, or agents, (hereinafter referred to as Indemnities) where the Indemnities acted in good faith in reliance on directions or communications of the parties in interest under this Agreement or in the event the Indemnities are involved in litigation in connection with any matter arising under this Agreement, the Indemnities shall be indemnified by the parties in interest under this Agreement against any liability imposed against them as a result thereof or incurred for any reason arising out of this Agreement or the matters referred to herein, other than the gross negligence or willful misconduct of the Indemnities, and shall be reimbursed by the parties in interest for all expenses, including legal fees and expenses, incurred in connection therewith unless such litigation or claim asserted against any Indemnities results in a

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                  determination that there has been or that such Indemnities'
                  actions or failures to act hereunder constituted gross negligence or willful misconduct, in which case, any Indemnities against whom such determination is made shall not be entitled to indemnification hereunder. The Indemnities acting in good faith shall not be liable for any action, omission, information or recommendation in connection with this Agreement, except in the case of the Indemnities' gross negligence, willful misconduct or knowing violation of any applicable statute; PROVIDED, HOWEVER, that this limitation shall not relieve the Indemnities from any liability for any responsibility, obligation or duty which the Indemnities may have under this Agreement. There shall be included in the loss, liability, cost, damage and expense against which the Indemnities are indemnified hereunder, all sums which the Indemnities may pay in settlement of any such claim; provided the Indemnities first obtain the written consent of ATI and LTDN to such settlement. If the indemnification provided for in this Section 6(f) is applicable, but for any reason is held to be unavailable, the parties in interest shall contribute such amounts as are just and equitable to the aggregate of any and all losses, liability, costs, damages and expenses, including reasonable counsel's fees and expenses, actually incurred by the intended Indemnities as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any acts or omissions of the parties in interest under this Agreement.

         (g) The Pledge Holder may at any time resign hereunder by giving written notice of its resignation to ATI and LTDN at least 30 calendar days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, all the ATI Patents and the Pledged Stock held by it shall be delivered by it to a successor pledge holder jointly designated in writing by ATI and LTDN whereupon all obligations of the Pledge Holder hereunder shall cease and terminate. If no successor is appointed, the Pledge Holder's sole responsibility shall be to keep safely all the ATI Patents and the Pledged Stock held by it and to deliver the same to a person designated by the ATI and LTDN to or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, after expiration of any periods for appeal; provided, however, that the Pledge Holder shall be under no duty to give the property then held by it any greater degree of care than it gives to its own similar property.

         7. COMMUNICATIONS. All notices, consents and other communications given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by Federal Express or a similar overnight courier to, or five business days after being deposited in the United States mails and mailed by prepaid registered or certified mail addressed to, the party for whom intended, at the address for such party set forth below, or to such other address as may be furnished by such party by notice in the manner provided herein; PROVIDED, HOWEVER, that any notice of change of address shall be effective only upon receipt.

                           If to LTDN:

                                    LTD Network Inc.
                                    Level II Atrium Tower
                                    459 Collins St.
                                    Melbourne
                                    Vic 3000
                                    Australia
                                    Attention: Allan Klepfisz, Chairman & CEO

                           With a copy to:

                                    Kenneth T. Cascone, Esq.
                                    Cascone, Cole & Collyer
                                    711 Third Ave.
                                    New York, New York 10017

                           If to ATI and its subsidiaries:

                                    Advanced Technology Industries Inc.
                                    20 Taubenstrasser
                                    Berlin, Germany 10117
                                    Attention: Hans J. Skrobanek, President

                           If to the Pledge Holder:

                                    Kenneth T. Cascone Esq.
                                    Cascone, Cole & Collyer
                                    as indicated above

                 No notice shall be binding on the Pledge Holder unless actually received by it. Each party giving any notice or other communication under this Agreement shall take reasonable steps, such as telephoning to confirm receipt, to assure that the parties to which it is addressed are available to receive it and have received it.

         8. ENTIRE AGREEMENT. This Agreement, together with the Notes, sets forth the entire understanding of the parties hereto to date with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by the parties hereto, in the event that the duties or obligations of the Pledge Holder are altered thereby, by the P1edge Holder. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its or his rights under such or any other provision. However, this Agreement anticipates the execution of other agreements in the future necessary to complete the merger or acquisition between ATI and LTDN, should that transaction occur, and shall be subject to them if it transpires.

         9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, enforceable against and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. Except as provided in Section 6 with respect to the Pledge Holder, this Agreement and any rights hereunder may not be assigned by any party hereto.

         10. GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and fully to be performed in such State, without giving effect to conflicts of law principles.

         11. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12. CONSTRUCTION. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Sections are to the sections of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

         13. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

         14. ARBITRATION. All disputes, controversies or differences which may arise between the parties hereto or in connection with this Agreement, or the breach hereof, which cannot be resolved after good faith attempts to reach an amicable solution, shall be finally settled by arbitration before the American Arbitration Association according to its current rules and procedures. In that case ATI and LTDN each shall appoint an arbitrator and the two appointed arbitrators shall appoint a third arbitrator to hear and determine the dispute. Each party to the arbitration shall bear its own counsel fees and expenses and shall equally bear such other costs. The Pledge Holder hereby irrevocably submits itself to the jurisdiction of any federal or state court sitting in New York, New York, hereby waives any and all objections it may have with respect to the jurisdiction of such forum or the inconvenience of such forum or venue, but only as a stakeholder for the purpose of determining the proper disposition of All ATI Patents and/or the Pledged Stock and only for the purpose of the entry, enforcement of judgment on and/or appeal of the arbitrators' award, and consents that any service of process, notice of motion or other application to any of said courts in connection therewith, and any related papers, may be served on the party and at the location given in Section 7 either by registered or certified mail, return receipt requested, by personal service, or in such other manner as may be permissible under the rules of the applicable court.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

                                             ADVANCED TECHNOLOGY
LTD NETWORK INC.                             INDUSTRIES, INC.

By: /s/ Allan Klepfisz                       By: /s/ Hans J. Skrobanek
    ---------------------------------            -------------------------------
    Allan Klepfisz                               Hans J. Skrobanek
    Chairman & CEO                               President

CASCONE COLE & COLLYER, as                   RESEAL, LTD
Pledge Holder

By:                                          By:
    ---------------------------------            -------------------------------
    Partner                                      President

                                             CETONI GMBH

                                             By:
                                                 -------------------------------
                                                 President